SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C.  20549

                         _______________

                            FORM 8-A/A
                         AMENDMENT NO. 4

        FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                Pursuant to Section 12(b) or (g)
             of the Securities Exchange Act of 1934

                         _______________


                       EOG RESOURCES, INC.
     (Exact Name of Registrant as Specified in its Charter)

           Delaware                         47-0684736
 (State or Other Jurisdiction             (IRS Employer
      of Incorporation or             Identification Number)
         Organization)

        333 Clay Street
          Suite 4200                        77002-4103
        Houston, Texas
(Address of Principal Executive             (Zip Code)
           Offices)



If this form relates to the          If this form relates to the
registration of a class of           registration of a class of
securities pursuant to Section       securities pursuant to Section
12(b) of the Exchange Act and        12(g) of the Exchange Act and
is effective pursuant to             is effective pursuant to
General Instruction A.(c),           General Instruction A.(d),
please check the following box. X    please check the following box.

Securities Act registration statement file number to which this form relates: _____________
              (If applicable)

Securities to be registered pursuant to Section 12(b) of the Act:


 Title of Each Class to be so     Name of Each Exchange on Which
          Registered              Each Class is to be Registered

Preferred Share Purchase Rights      New York Stock Exchange



Securities to be registered pursuant to Section 12(g) of the Act:

                              None
                      (Title of Each Class)

     The undersigned registrant hereby amends its registration statement on Form 8-A filed with the Securities and Exchange
Commission on February 18, 2000, as follows:

     Item 1. Amended and Restated Description of Securities to be Registered.

          On December 10, 2002, EOG Resources, Inc., a Delaware corporation (the "Company"), entered into an amendment (the "Amendment") to its Rights Agreement, dated as of February 14, 2000, as amended, between the Company and EquiServe Trust Company, N.A. (as Rights Agent) (the "Rights Agreement") to create an exception to the definition of "Acquiring Person" to permit a qualified institutional investor to "Beneficially Own" 10% or more but less than 15% of the Company's common stock, par value $.01 per share (the "Company Common Stock") then outstanding without being deemed an Acquiring Person if such institutional investor meets the following requirements: (1) such institutional investor is described in Rule 13d-1(b)(1) promulgated under the Securities Exchange Act of 1934 and is eligible to report (and does in fact report) beneficial ownership of Common Stock on Schedule 13G; (2) such institutional investor is not required to file a Schedule 13D (or any successor or comparable report) with respect to its beneficial ownership of Company Common Stock; and (3) such institutional investor does not Beneficially Own 15% or more of the Company Common Stock then outstanding. Under the terms of the Rights Agreement, a "Person" (other than the Company, any subsidiary of the Company, any employee benefit plan of the Company or any subsidiary of the Company, or any entity holding Company Common Stock for or pursuant to the terms of any such plan) who does not meet the aforementioned exception is deemed an Acquiring Person if such Person is the Beneficial Owner of 10% or more of the Company Common Stock.

     The foregoing description is qualified in its entirety by reference to the Rights Agreement and the Amendment which are incorporated herein by reference.

     Item 2.  Exhibits.

1 Rights Agreement, dated as of February 14, 2000, between EOG Resources, Inc. and First Chicago Trust Company of New York, as rights agent (incorporated herein by reference to Exhibit 1 to EOG Resources' Registration Statement on Form 8-A, filed February 18, 2000).

2 Amendment, dated as of December 13, 2001, to the Rights Agreement, dated as of February 14, 2000, between EOG Resources, Inc. and First Chicago Trust Company of New York, as rights agent (incorporated herein by reference to Exhibit 2 to Amendment No. 1 to EOG Resources' Registration Statement on Form 8-A/A, filed December 14, 2001).

3 Letter, dated December 13, 2001, from First Chicago Trust Company of New York to EOG Resources, Inc. resigning as rights agent effective January 12, 2002 (incorporated herein by reference to Exhibit 3 to Amendment No. 2 to EOG Resources' Registration Statement on Form 8-A/A, filed February 7, 2002).

4 Amendment, dated as of December 20, 2001, to the Rights Agreement, dated as of February 14, 2000, between EOG Resources, Inc. and First Chicago Trust Company of New York, as rights agent (incorporated herein by reference to Exhibit 4 to Amendment No. 2 to EOG Resources' Registration Statement on Form 8-A/A, filed February 7, 2002).

5 Letter, dated December 20, 2001, from EOG Resources, Inc. to EquiServe Trust Company, N.A. appointing EquiServe Trust Company, N.A. as successor rights agent (incorporated herein by reference to Exhibit 5 to Amendment No. 2 to EOG Resources' Registration Statement on Form 8-A/A, filed February 7, 2002).

6    Amendment, dated as of April 11, 2002, to the Rights
     Agreement, dated as of February 14, 2000, as amended, between EOG Resources, Inc. and EquiServe Trust Company of New York, as rights agent (incorporated herein by reference to Exhibit 4.1 to the Company's report on Form 8-K filed April 12, 2002).

7    Amendment, dated as of December 10, 2002, to the Rights
     Agreement, dated as of February 14, 2000, as amended, between EOG Resources, Inc. and EquiServe Trust Company, N.A., as rights agent (incorporated herein by reference to Exhibit 4.1 to the Company's report on Form 8-K filed December 11, 2002).

                            SIGNATURE

          Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                 EOG RESOURCES, INC.



Dated:  December 11, 2002        By: /s/ DAVID R. LOONEY
                                     Name:  David R. Looney
                                     Title: Vice President, Finance
                                            and Treasurer

                          EXHIBIT INDEX

1 Rights Agreement, dated as of February 14, 2000, between EOG Resources, Inc. and First Chicago Trust Company of New York, as rights agent (incorporated herein by reference to Exhibit 1 to EOG's Registration Statement on Form 8-A, filed February 18,
     2000).

2 Amendment, dated as of December 13, 2001, to the Rights Agreement, dated as of February 14, 2000, between EOG Resources, Inc. and First Chicago Trust Company of New York, as rights agent (incorporated herein by reference to Exhibit 2 to Amendment No. 1 to EOG's Registration Statement on Form 8-A/A, filed December 14,
     2001).

3    Letter dated December 13, 2001, from First Chicago Trust
     Company of New York to EOG Resources, Inc. resigning as rights agent effective January 12, 2002 (incorporated herein by reference to Exhibit 3 to Amendment No. 2 to EOG's Registration Statement on Form 8-A/A, filed February 7, 2002).

4 Amendment, dated as of December 20, 2001, to the Rights Agreement, dated as of February 14, 2000, between EOG Resources, Inc. and First Chicago Trust Company of New York, as rights agent (incorporated herein by reference to Exhibit 4 to Amendment No. 2 to EOG's Registration Statement on Form 8-A/A, filed February 7,
     2002).

5 Letter dated December 20, 2001, from EOG Resources, Inc. to EquiServe Trust Company, N.A. appointing EquiServe Trust Company, N.A. as successor rights agent (incorporated herein by reference to Exhibit 5 to Amendment No. 2 to EOG's Registration Statement on Form 8-A/A, filed February 7, 2002).

6    Amendment, dated as of April 11, 2002, to the Rights
     Agreement, dated as of February 14, 2000, as amended, between EOG Resources, Inc. and EquiServe Trust Company of New York, as rights agent (incorporated herein by reference to Exhibit 4.1 to the Company's report on Form 8-K filed April 12, 2002).

7    Amendment, dated as of December 10, 2002, to the Rights
     Agreement, dated as of February 14, 2000, as amended, between EOG Resources, Inc. and EquiServe Trust Company, N.A., as rights agent (incorporated by reference to Exhibit 4.1 to the Company's report on Form 8-K filed December 11, 2002).